Exhibit 10.1

EXECUTION VERSION

FIFTH AMENDMENT TO THE

RECEIVABLES PURCHASE AGREEMENT

This FIFTH AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of August 29, 2025, is entered into by and among the following parties:

(i)	NABORS A.R.F., LLC, as Seller;

(ii)	NABORS INDUSTRIES, INC., as initial Master Servicer;

(iii)	ARAB BANKING CORPORATION B.S.C. NEW YORK BRANCH (“ABC”), as a Purchaser;

(iv)	NOMURA CORPORATE FUNDING AMERICAS, LLC (“Nomura”), as a Purchaser; and

(v)	WELLS FARGO BANK, N.A. (“Wells Fargo”), as Administrative Agent and as a Purchaser.

Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Purchase Agreement described below.

BACKGROUND

A.           Seller, the Master Servicer, ABC, Nomura and Wells Fargo have entered into a Receivables Purchase Agreement, dated as of September 13, 2019 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”).

B.            Concurrently herewith, the Indemnification Guarantor and Wells Fargo are entering into that certain Amended and Restated Indemnification Guarantee, dated as of the date hereof (the “Indemnification Guarantee”).

C.            Concurrently herewith, the Seller, as buyer, the Master Servicer and each of the Originators are entering into that certain First Amendment and Joinder to the Receivables Sale

Agreement, dated as of the date hereof (the “RSA Amendment”, and together with the Indemnification Guarantee, each a “Related Agreement” and collectively, the “Related Agreements”).

D.	The parties hereto desire to amend the Receivables Purchase Agreement as set forth herein.

NOW THEREFORE, with the intention of being legally bound hereby, and in consideration of the mutual undertakings expressed herein, each party to this Amendment hereby agrees as follows:

SECTION 1.           Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), to add the blue double-underlined text (indicated textually in the same manner as the following example: double-underlined text), and to move the green text (indicated textually in the same manner as the following examples: ~~green~~ text) as set forth in the pages of the compiled Receivables Purchase Agreement (reflecting the amendments thereto effected prior to the date hereof) attached hereto as Exhibit A.

SECTION 2.           Representations and Warranties of the Seller and the Master Servicer. The Seller and the Master Servicer hereby represent and warrant to each of the parties hereto as of the date hereof as follows:

(a)           Representations and Warranties. The representations and warranties made by it in the Receivables Purchase Agreement and each of the other Transaction Documents to which it is a party are true and correct in all material respects on and as of the date hereof as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date.

(b)           No Breach or Violation. The execution and delivery of this Amendment and the Related Agreements to which it is a party, the performance of the transactions contemplated by this Amendment and the Related Agreements to which it is a party, and the fulfillment of the terms of this Amendment and each of the Related Agreements to which it is a party by it will not (i) violate, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which the Seller is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Sold Assets or Seller Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Amendment and the other Transaction Documents or (iii) violate any applicable Law, which, in any of the foregoing cases, could reasonably be expected to have a Material Adverse Effect.

(c)           No Event of Termination. After giving effect to this Amendment and the Related Agreements, no Event of Termination or Unmatured Event of Termination has occurred and is continuing, or would occur as a result of this Amendment, the Related Agreements or the transactions contemplated hereby or thereby.

(d)           Capital Coverage Deficit. No Capital Coverage Deficit exists or would exist after giving effect to this Amendment, the Related Agreements or the transactions contemplated hereby or thereby.

(e)           Termination Date. The Termination Date has not occurred.

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SECTION 3.           Effect of Amendment; Ratification. All provisions of the Receivables Purchase Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein”, and all references in any other Transaction Document to “the Purchase Agreement”, “thereof”, “therein”, or in each case words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein. The Receivables Purchase Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

SECTION 4.           Effectiveness. This Amendment shall become effective as of the date hereof, subject to the conditions precedent that the Administrative Agent shall have received each of the following:

(a)	counterparts to this Amendment executed by each of the parties hereto;

(b)	counterparts to the Related Agreements, duly executed by each of the other parties thereto;

(c)	a pro forma Monthly Report, prepared after giving effect to this Amendment and each of the Related Agreements; and

(d)	such other documents, agreements, certificates, secretary’s certificates,

UCC financing statements and opinions listed on Annex A hereto or as the Administrative Agent may reasonably request prior to the date hereof.

SECTION 5.           Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.           Transaction Document. This Amendment shall be a “Transaction Document” for purposes of the Receivables Purchase Agreement and each other Transaction Document.

SECTION 7.           Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 8.           GOVERNING LAW AND JURISDICTION.

(a)           THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

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(b)           EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE SELLER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE SELLER, THE MASTER SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AMENDMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 8 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER PURCHASER PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE SELLER AND THE MASTER SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

SECTION 9.           WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 10.        Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NABORS A.R.F., LLC,
as the Seller

By:	/s/ Popin (Bob) Su
Name:	Popin (Bob) Su
Title:	Vice President - Treasury

NABORS INDUSTRIES, INC.,
as the Master Servicer

By:	/s/ Popin (Bob) Su
Name:	Popin (Bob) Su
Title:	Vice President & Treasurer

S-1	Fifth Amendment to the Receivables Purchase
Agreement

WELLS FARGO BANK, N.A.,
as Administrative Agent

By:	/s/ Chance Hausler
Name:	Chance Hausler
Title:	Executive Director

WELLS FARGO BANK, N.A.,
as a Purchaser

By:	/s/ Chance Hausler
Name:	Chance Hausler
Title:	Executive Director

S-2	Fifth Amendment to the Receivables Purchase
Agreement

ARAB BANKING CORPORATION (B.S.C.) NEW YORK BRANCH,
as a Purchaser

By:	/s/ Gautier Strub
Name:	Gautier Strub
Title:	Senior Relationship Manager

By:	/s/ Rebecca Yu
Name:	Rebecca Yu
Title:	Head of Credit & Risk

S-3	Fifth Amendment to the Receivables Purchase
Agreement

NOMURA CORPORATE FUNDING AMERICAS, LLC,
as a Purchaser

By:	/s/ Aarti Rao
Name:	Aarti Rao
Title:	Managing Director

S-4	Fifth Amendment to the Receivables Purchase
Agreement

EXHIBIT A

Amendments to Receivables Purchase Agreement

(Attached)

~~CONFORMED COPY~~EXECUTION VERSION

~~CONFORMED THROUGH~~EXHIBIT A TO AMENDMENT ~~4~~5, DATED AS OF ~~April 1~~
AUGUST 29, ~~2024~~2025

RECEIVABLES PURCHASE AGREEMENT

Dated as of September 13, 2019

by and among

NABORS A.R.F., LLC,

as Seller,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Purchasers,

WELLS FARGO BANK, N.A.,

as Administrative Agent,

and

NABORS INDUSTRIES, INC.,
as initial Master Servicer

This RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of September 13, 2019 by and among the following parties:

(i)	NABORS A.R.F., LLC, a Delaware limited liability company, as Seller (together with its successors and assigns, the “Seller”);

(ii)	the Persons from time to time party hereto as Purchasers;

(iii)	WELLS FARGO BANK, N.A. (“Wells”), as Administrative Agent; and

(iv)          NABORS INDUSTRIES, INC., a Delaware corporation, in its individual capacity (“Nabors”) and as initial Master Servicer (in such capacity, together with its successors and assigns in such capacity, the “Master Servicer”).

PRELIMINARY STATEMENTS

The Seller has acquired, and will acquire from time to time, Receivables from the ~~Originator(s)~~Originators pursuant to the Sale Agreement. The Seller desires to sell certain of the Receivables to the Purchasers and, in connection therewith, has requested that the Purchasers make Investments from time to time, on the terms, and subject to the conditions set forth herein.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“7.25% Senior Guaranteed Notes ” shall mean the 7.25% Senior Guaranteed Notes due 2026 issued by Parent under that certain indenture dated as of January 10, 2020 among Parent, the guarantors party thereto, and Wells, as trustee.

“Adjusted Dilution Ratio” means, at any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.

“Adjusted Daily One Month Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Daily One Month Term SOFR for such day plus (b) the Term SOFR Adjustment; provided that if Adjusted Daily One Month Term SOFR as so determined shall ever be less than the Floor, then Adjusted Daily One Month Term SOFR shall be deemed to be the Floor.

“Fifth Amendment Effective Date” means August 29, 2025.

“Financial Officer” of any Person means, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Form 8-K” means the periodic report on Form 8-K, required by the SEC, pursuant to the Exchange Act for reporting companies subject thereto.

“Form 10-K” means the annual report on Form 10-K, required by the SEC, pursuant to the Exchange Act for reporting companies thereunder.

“Form 10- Q” means the quarterly report on Form 10-Q, required by the SEC, pursuant to the Exchange Act for reporting companies thereunder.

“Fourth Amendment Effective Date” means April 1, 2024.

“Future Receivable” means, at any time, any Receivable that satisfies each of the following conditions at such time: (a) the invoice or bill with respect thereto has not yet been sent to the Obligor thereof, (b) such Receivable arose during the Calculation Period most recently ended, (c) such Receivable is scheduled to be invoiced no later than five (5) Business Days following the Cut-Off Date for the Calculation Period in which such Receivable arose and (d) such Receivable is designated in the monthly work papers prepared in support of the Monthly Report in the Originator’s general ledger accounting system; provided, however, that any Receivable that does not become a Billed Receivable within five (5) Business Days following any Cut-Off Date with respect to any Calculation Period shall not be reported as a “Future Receivable” in the Monthly Report delivered with respect to such Calculation Period or any other Monthly Report.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guaranteed Obligations” has the meaning set forth in Section 3.01.

“Guaranty” means, with respect to any Person, any obligation of such Person guarantying or in effect guarantying any Debt, liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

“Indemnification Guarantor” means Parent.

“Indemnification Guarantee” means the Amended and Restated Indemnification Guarantee, dated as of the ~~Closing~~Fifth Amendment Effective Date, by the Indemnification Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller or any of its Affiliates under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Independent Manager” has the meaning set forth in Section 8.03(c).

“Initial Schedule of Sold Receivables” means the list identifying all Sold Receivables as of the Closing Date, which list is attached as Schedule IV hereto.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person, composition or readjustment of debts, appointment of a receiver, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for such Person or the creditors of such Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of clauses (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intended Tax Treatment” has the meaning set forth in Section 14.14.

“Interest Coverage Ratio Financial Covenant” means the financial covenant set forth in Section 5.02(a) of the Credit Agreement as in effect on the Fourth Amendment Effective Date and without giving effect to any amendment, restatement, supplement, waiver or other modification or termination thereof (unless otherwise agreed to in writing by the Administrative Agent and each Purchaser in its sole discretion).

“Investment” means any payment of Capital to the Seller by a Purchaser pursuant to Section 2.01(a) or 2.02.

“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) which is either (i) maintained or sponsored by Nabors, Parent or any Subsidiary of either or any ERISA Affiliate or (ii) to which any Nabors Party or any Subsidiary thereof or any ERISA Affiliate is then making or accruing an obligation to make contributions or with respect to which any Nabors Party or any ERISA Affiliate has any liability, contingent or otherwise.

“Pool Receivable” means a Receivable in the Receivables Pool. For the avoidance of doubt, the Pool Receivables shall include both Sold Receivables and Unsold Receivables.

“Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular interest rate basis.

“Post-Closing Date” means the date occurring 30 days following the ~~Closing Date~~Fifth Amendment Date, or such later date (if any) consented to in writing by the Administrative Agent and the Majority Purchasers in their sole discretion.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Purchase and Sale Termination Event” has the meaning set forth in the Sale Agreement.

“Purchaser Party” means each Purchaser and the Administrative Agent.

“Purchaser’s Account” means, with respect to any Purchaser, the applicable account set forth on Schedule V hereto or such other account from time to time designated in writing by such Purchaser to the Seller and the Administrative Agent for purposes of receiving payments to or for the account of such Purchaser hereunder.

“Purchasers” means Wells and each other Person that is or becomes a party to this Agreement in the capacity of a “Purchaser”.

“Rebilled Invoice” means, with respect to any Receivable, any invoice that was issued in replacement of a prior Erroneous Invoice.

“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator or the Seller (as assignee of an Originator), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes, without limitation, the obligation to pay any service charges, finance charges, interest, fees and other charges with respect thereto. Any such right to payment arising from any one transaction, including, without limitation, any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable

(g)	all of Seller’s rights and remedies under the Indemnification Guarantee and the Sale Agreement; and

(h)	all Collections and other proceeds (as defined in the UCC) of any of the foregoing.

“Release” has the meaning set forth in Section 4.01(a).

“Reportable Event” means a “reportable event” as defined in Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

“Representatives” has the meaning set forth in Section 14.06(c).

“Required Capital Amount” means $19,000,000.

“Required Reserve” means, on any day during a month, the product of (a) the greater of (i) the Reserve Floor and (ii) the Dynamic Reserve, times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such month.

“Reserve Floor” means, for any Calculation Period, the greater of (a) the sum (expressed as a percentage) of (i) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, plus (ii) the Yield Reserve, plus (iii) the Servicing Reserve, in each case, as of the immediately preceding Cut-Off Date and (b) 18.00%.

“Restricted Payments” has the meaning set forth in Section 8.01(r).

“Returned Goods” means all right, title and interest in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable; provided that such goods shall no longer constitute Returned Goods after a Deemed Collection has been deposited in a Collection Account with respect to the full Outstanding Balance of the related Receivables.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.

“Sale Agreement” means the Receivables Sale Agreement, dated as of the Closing Date~~,~~ among the Master Servicer, the Originators and the Seller.

“Sale Date” means each of the following: (a) the Closing Date, (b) the last day of each calendar month of the Seller to the extent that an Investment occurred during such calendar month, (c) the last day of each fiscal quarter of the Seller and (d) each other day (if any) designated as a “Sale Date” by the Seller in its discretion by prior written notice thereof to the Administrative Agent and each Purchaser; provided, however, that no Sale Date shall occur on or after the Termination Date.

Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 14.19.    Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

SECTION 14.20. Post-Closing Covenants.

(a)            No later than the Post-Closing Date, the Seller and the Master Servicer shall deliver to the Administrative Agent a fully executed Control Agreement with respect to each Collection Account, in form and substance reasonably satisfactory to the Administrative Agent.

(b)           No later than the Post-Closing Date, the Seller and the Master Servicer shall deliver to the Administrative Agent written opinions of counsel to the Nabors Parties, in form and substance reasonably satisfactory to the Administrative Agent, covering corporate, enforceability and security interest perfection matters with respect to each Control Agreement.

(c)           Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document, the failure of the Seller or the Master Servicer to timely perform its obligations under this Section 14.20 shall constitute an Event of Termination under this Agreement with no grace period.

[Signature Pages Follow]

SCHEDULE II

Lock-Boxes, Collection Accounts and Collection Account Banks

[NOT INCLUDED]

Schedule II-1

ANNEX A

[NOT INCLUDED]